Dentsply Sirona Reports Preliminary Fourth Quarter and Full Year 2018 Results

•Reported Q4 revenues of $1,059.7 million, down 2.9%, and down 0.1% on an internal sales growth basis. [1]
•Q4 2018 US GAAP EPS of $0.01 vs. a loss of $2.85 in Q4 2017. Q4 2018 Non-US GAAP EPS of $0.58 compared with Non-US GAAP EPS of $0.82 in Q4 2017.
•4Q18 Cash Flow from Operations of $202.1 million, less Capital Expenditures of $51.9 million resulted in 4Q18 Free Cash Flow of $150.2 million.
•The Company issued 2019 guidance and anticipates 2019 Non-US GAAP adjusted EPS in the range of $2.25 to $2.40.

York, Pennsylvania, March 1, 2019 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (Nasdaq: XRAY), The Dental Solutions Company, today announced its preliminary financial results for the three and twelve months ended December 31, 2018.

Preliminary Fourth Quarter 2018 Financial Results

Reported net sales of $1,059.7 million declined 2.9% compared to $1,091.0 million in the fourth quarter of 2017, and declined 0.1% on an internal sales growth basis. Revenues saw solid increases in Europe, up 4.6% (+8.7% on an internal sales growth basis), and in the Rest of World, up 1.4% (+7.1% on an internal sales growth basis). This was partially offset by declines in the U.S., down 14.7% (-16.3% on an internal sales growth basis), driven by expected high levels of dealer destocking during the quarter.

Net income attributable to Dentsply Sirona for the fourth quarter of 2018 was $1.8 million, or $0.01 per diluted share, compared to a net loss of $650.4 million, or $2.85 per diluted share, in the fourth quarter of 2017. On an adjusted basis, excluding certain items, non-US GAAP net earnings per diluted share were $0.58 compared to $0.82 in the fourth quarter of 2017. A reconciliation of the non-US GAAP measures to earnings per share calculated on a US GAAP basis is provided in the attached tables.

Fourth quarter Consumable revenues increased by 3.4% and increased by 5.4% on an internal sales growth basis. Consumable segment revenue growth benefited from a recovery in shipment levels at our European distribution center in Venlo, the Netherlands.

Technology & Equipment revenues declined by 7.4% in the fourth quarter of 2018, down 4.1% on an internal sales growth basis. Fourth quarter Technology & Equipment revenues were impacted by $31 million of inventory destocking, as compared to inventory stocking of $21 million in the fourth quarter of 2017. Excluding inventory stocking and destocking in both quarters, Technology & Equipment fourth quarter internal revenues would have increased as compared to the fourth quarter of the prior year.

Don Casey, Chief Executive Officer of Dentsply Sirona, commented: “Although fiscal 2018 financial results were disappointing, we have taken important steps to position the company for improved financial performance. We have completed a top to bottom diagnostic of the Company and are executing a major restructuring plan to accelerate growth, improve margins and simplify our business.”

Mr. Casey continued: “There has been progress in multiple areas. We are operating under our new simplified organizational framework that included consolidation of our dental product groups, our regional commercial groups, and a centralized supply chain. Additionally, our focused R&D efforts have delivered a significant innovation in PrimeScan, with more innovative new products following later this year. The Company's portfolio shaping efforts resulted in the sale or exit of three underperforming business. We have also started the difficult, but necessary process of reducing our employee base by 6% to 8%, and are well on our way to achieving the targets we shared in November of 2018. The entire management team is confident that this is the right direction for Dentsply Sirona. It will allow us to drive improved operating performance and to deliver for our customers, our employees, our partners, and our shareholders.”

Preliminary Full Year 2018 Financial Results

Reported net sales of $3,986.3 million as compared to $3,993.4 million in 2017 and declined 1.8% on an internal sales growth basis. 2018 sales were negatively impacted, based on the Company’s estimate, by approximately $100 million due to inventory destocking at our dealer partners. In 2017, sales benefited from $27 million of inventory build in the channel.

Net loss attributable to Dentsply Sirona for 2018 was $1,011.0 million, or a loss of $4.51 per share, compared to a net loss of $1,550.0 million, or $6.76 per diluted share in 2017. On an adjusted basis, excluding certain items, non-US GAAP earnings per diluted share in 2018 were $2.01 compared to $2.66 in 2017. A reconciliation of the non-US GAAP measures to earnings per share calculated on a US GAAP basis is provided in the attached table.

2019 Guidance [2]

Management initiated 2019 guidance and anticipates 2019 Adjusted Earnings Per Share in the range of $2.25 to $2.40.  The 2019 guidance incorporates the following assumptions:

•Portfolio shaping initiatives that have already been executed reduce 2019 revenues by approximately $70 million.
•At current exchange rates, currency is anticipated to be a 2.5% headwind to 2019 revenues, reducing 2019 reported revenues by approximately $100 million.
•Internal sales growth of 4%-5%. 2019 internal revenues benefit from absence of dealer destocking and 2019 new product introductions.
•Reported revenues of $3.95 to $4.05 billion.
•Operating expenses below 2018 levels.
•Non-US GAAP effective tax rate of 22.4%.
•Adjusted EPS in the range of $2.25 to $2.40, up 12% to 19% as compared to 2018.

Filing of Form 12b-25

We announced today that we will be filing our 2018 Form 10-K after today’s deadline. We need additional time to review the accounting results and internal controls of a business that is being shut down as part of our portfolio shaping initiatives. This business is immaterial to our consolidated net sales. We anticipate filing our Form 10-K next week.

Conference Call/Webcast Information

Dentsply Sirona’s management team will host an investor conference call and live webcast on March 1st, at 8:30 am EST. A presentation will also be available on www.dentsplysirona.com in the Investors section.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial +1-877-370-7637 for domestic calls, or +1-1-629-228-0723 for international calls. The Conference ID # is 9994827. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-855-859-2056 (for domestic calls) or +1-404-537-3406 (for international calls), replay passcode # 9994827.

About Dentsply Sirona:

Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 132-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands.  As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. Dentsply Sirona’s worldwide headquarters is located in York, Pennsylvania. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:

John Sweeney, CFA, IRC
Vice President, Investor Relations
+1-717-849-7863
john.sweeney@dentsplysirona.com

[1] Non-US GAAP adjusted EPS, net sales excluding precious metal, constant currency growth and internal sales growth and results are non-US GAAP financial measures that exclude certain items. Please refer to the disclosure at the end of the release. For a reconciliation of constant currency growth to internal sales growth please see supplemental tables at the end of the release.
[2] Our guidance is presented on a non-US GAAP basis, as it does not include the impact of prospective acquisitions, acquisitions announced but not yet closed and other non-US GAAP items, including restructuring costs, many of which are difficult to predict. Therefore, we cannot provide a full reconciliation of these measures. The Company is unable at this time to address the probable significance of all of the unavailable information.

Forward-Looking Statements and Associated Risks

Information the Company has included or incorporated by reference in this Form 10-K, and information which may be contained in other filings with the U. S. Securities and Exchange Commission (the “SEC”) as well as press releases or other public statements, contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements about the completion of the year-end financial statement audit and expected financial results referred to herein, and/or statements about the Company’s plans, objectives, expectations (financial or otherwise) or intentions, including the Company's 2019 guidance.

The Company’s forward-looking statements involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:

•the preliminary nature of the financial results contained in this release

•the Company's ability to successfully implement its cost reduction and restructuring plans

•the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors

•the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry

•the effect of changes in the Company’s management and personnel

•changes in applicable laws, rules or regulations, or their interpretation or enforcement, or the enactment of new laws, rules or regulations, which apply to the Company’s business practices (past, present or future) or require the Company to spend significant resources for compliance

•a significant failure or disruption in service within the Company’s operations or the operations of key distributors

•results in pending and future litigation, investigations or other proceedings which could subject the Company to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings

•the Company’s failure to attract and retain talented employees, or to manage succession and retention for its Chief Executive Officer or other key executives

•the Company’s failure to successfully integrate the business operations or achieve the anticipated benefits from any acquired businesses

•the Company’s failure to execute on, or other issues arising under, certain key client contracts

•the impact of the Company’s debt service obligations on the availability of funds for other business purposes, the terms of and required compliance with covenants relating to the Company’s indebtedness and its access to the credit markets in general

•general economic conditions

•other risks described from time to time in the Company’s filings with the SEC

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, “Risk Factors” of this Form 10-K and any other information included or incorporated by reference in this Report, and information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either foregoing lists, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties associated with an investment in the company.

Non-US GAAP Financial Measures

The principal measurements used by the Company in evaluating its business are: (1) constant currency sales growth by segment and geographic region; (2) internal sales growth by segment and geographic region; and (3) adjusted operating income and margins of each reportable segment, which excludes the impacts of purchase accounting, corporate expenses, and certain other items to enhance the comparability of results period to period. These principal measurements are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent non-US GAAP measures. These non-US GAAP measures may differ from other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

The Company defines “constant currency” sales growth as the increase or decrease in net sales from period to period excluding precious metal content and the impact of changes in foreign currency exchange rates. This impact is calculated by comparing current-period revenues to prior-period revenues, with both periods converted at the U.S. dollar to local currency foreign exchange rate for each month of the prior period, for the currencies in which the Company does business. The Company defines “internal” sales growth as constant currency sales growth excluding the impacts of net acquisitions and divestitures, Merger accounting impacts and discontinued products.

Management believes that the presentation of net sales, excluding precious metal content, provides useful information to investors because a portion of Dentsply Sirona’s net sales is comprised of sales of precious metals generated through sales of the Company’s precious metal dental alloy products, which are used by third parties to construct crown and bridge materials. Due to the fluctuations of precious metal prices and because the cost of the precious metal content of the Company’s sales is largely passed through to customers and has minimal effect on earnings, Dentsply Sirona reports net sales both with and without precious metal content to show the Company’s performance independent of precious metal price volatility and to enhance comparability of performance between periods. The Company uses its cost of precious metal purchased as a proxy for the precious metal content of sales, as the precious metal content of sales is not separately tracked and invoiced to customers. The Company believes that it is reasonable to use the cost of precious metal content purchased in this manner since precious metal dental alloy sale prices are typically adjusted when the prices of underlying precious metals change.

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to Dentsply Sirona to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to Dentsply Sirona consists of net income attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or significant product lines. In addition, this category includes the roll off to the consolidated statements of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Gain on sale of marketable securities. This adjustment represents the gain on the sale of marketable securities held by the Company. The gain has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding this gain.

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net (loss) income attributable to Dentsply Sirona by diluted weighted-average common shares outstanding. Adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net sales	$1,059.7	$1,091.0	$3,986.3	$3,993.4
Net sales, excluding precious metal content	1,050.0	1,080.7	3,949.1	3,952.9

Cost of products sold	534.9	497.7	1,918.5	1,804.9

Gross profit	524.8	593.3	2,067.8	2,188.5
% of Net sales	49.5%	54.4%	51.9%	54.8%
% of Net sales, excluding precious metal content	50.0%	54.9%	52.4%	55.4%

Selling, general and administrative expenses	433.2	421.9	1,719.1	1,674.7

Goodwill impairment	—	558.0	1,085.8	1,650.9

Restructuring and other costs	9.8	319.8	221.0	425.2

Operating income (loss)	81.8	(706.4)	(958.1)	(1,562.3)
% of Net sales	7.7%	(64.7%)	(24.0%)	(39.1%)
% of Net sales, excluding precious metal content	7.8%	(65.4%)	(24.3%)	(39.5%)

Net interest and other expense	4.4	6.5	0.3	41.2

Income (loss) before income taxes	77.4	(712.9)	(958.4)	(1,603.5)

Provision (benefit) for income taxes	75.9	(62.7)	52.5	(53.2)

Net income (loss)	1.5	(650.2)	(1,010.9)	(1,550.3)
% of Net sales	0.1%	(59.6%)	(25.4%)	(38.8%)
% of Net sales, excluding precious metal content	0.1%	(60.2%)	(25.6%)	(39.2%)

Less: Net (loss) income attributable to noncontrolling interests	(0.3)	0.2	0.1	(0.3)

Net income (loss) attributable to Dentsply Sirona	$1.8	$(650.4)	$(1,011.0)	$(1,550.0)

% of Net sales	0.2%	(59.6%)	(25.4%)	(38.8%)
% of Net sales, excluding precious metal content	0.2%	(60.2%)	(25.6%)	(39.2%)

Net income (loss) per common share attributable to Dentsply Sirona:
Basic	$0.01	$(2.85)	$(4.51)	$(6.76)
Diluted	$0.01	$(2.85)	$(4.51)	$(6.76)

Weighted average common shares outstanding:
Basic	222.7	228.6	224.3	229.4
Diluted	223.5	228.6	224.3	229.4

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	December 31, 2018	December 31, 2017
Assets

Current Assets:

Cash and cash equivalents	$309.6	$320.6
Accounts and notes receivable-trade, net	701.9	746.2
Inventories, net	598.9	623.1
Prepaid expenses and other current assets, net	277.6	312.6
Total Current Assets	1,888.0	2,002.5

Property, plant and equipment, net	870.6	876.0
Identifiable intangible assets, net	2,420.3	2,800.7
Goodwill, net	3,431.3	4,539.2
Other noncurrent assets, net	76.8	156.1

Total Assets	$8,687.0	$10,374.5

Liabilities and Equity

Current liabilities
Accounts payable	283.9	284.4
Accrued liabilities	578.9	585.8
Income taxes payable	58.1	54.2
Notes payable and current portion of long-term debt	92.4	30.1
Total Current Liabilities	1,013.3	954.5

Long-term debt	1,564.9	1,611.6
Deferred income taxes	552.8	718.0
Other noncurrent liabilities	423.0	462.5
Total Liabilities	3,554.0	3,746.6

Total Equity	5,133.0	6,627.9

Total Liabilities and Equity	$8,687.0	$10,374.5

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions) (unaudited)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:

Net loss	$(1,010.9)	$(1,550.3)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	132.9	127.3
Amortization of intangible assets	197.9	189.1
Amortization of deferred financing costs	2.7	2.6
Goodwill impairment	1,085.8	1,650.9
Indefinite lived intangible asset impairment	179.2	346.7
Deferred income taxes	(62.0)	(143.8)
Stock based compensation expense	21.0	48.0
Restructuring and other costs - non-cash	22.5	64.7
Other non-cash expense	3.4	9.9
Loss on disposal of property, plant and equipment	4.6	1.6
Gain on sale of equity security	(44.1)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	23.5	(63.4)
Inventories, net	(19.9)	(62.9)
Prepaid expenses and other current assets, net	(27.1)	(75.0)
Other noncurrent assets, net	(12.7)	(3.7)
Accounts payable	7.1	44.2
Accrued liabilities	0.3	28.3
Income taxes	12.1	(20.5)
Other noncurrent liabilities	(16.5)	8.2

Net cash provided by operating activities	499.8	601.9

Cash flows from investing activities:

Capital expenditures	(182.5)	(144.3)
Cash paid for acquisitions of businesses and equity investments, net of cash acquired	(130.5)	(145.9)
Cash received on derivative contracts	8.0	6.5
Cash paid on derivatives contracts	(2.4)	—
Expenditures for identifiable intangible assets	(5.5)	(6.7)
Purchase of short-term time investments	(3.7)	(2.5)
Purchase of Company-owned life insurance policies	—	(0.9)
Proceeds from sale of equity securities	54.1	—
Proceeds from sale of property, plant and equipment, net	9.2	7.4

Net cash used in investing activities	(253.3)	(286.4)

Cash flows from financing activities:

Increase in short-term borrowings	60.4	10.2
Cash paid for treasury stock	(250.2)	(401.4)
Cash dividends paid	(78.6)	(78.3)
Proceeds from long-term borrowings, net of deferred financing costs	0.1	3.1
Repayments on long-term borrowings	(9.4)	(16.7)
Proceeds from exercised stock options	27.9	82.3

Net cash used in financing activities	(249.8)	(400.8)

Effect of exchange rate changes on cash and cash equivalents	(7.7)	22.0

Net decrease in cash and cash equivalents	(11.0)	(63.3)

Cash and cash equivalents at beginning of period	320.6	383.9

Cash and cash equivalents at end of period	$309.6	$320.6

Supplemental disclosures of cash flow information:
Interest paid, net of amounts capitalized	$35.1	$37.0
Income taxes paid	$104.7	$122.7

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended December 31, 2018				Q4 2018 Growth				Three Months Ended December 31, 2017
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$310.8	$464.8	$284.1	$1,059.7	(15.0%)	4.4%	1.4%	(2.9%)	$365.7	$445.1	$280.2	$1,091.0
Less: precious metal content of sales	1.2	7.7	0.8	9.7					1.4	8.1	0.8	10.3
Net sales, excluding precious metal content	309.6	457.1	283.3	1,050.0	(15.0%)	4.6%	1.4%	(2.8%)	364.3	437.0	279.4	1,080.7
Acquisition related adjustments (a)	1.1	—	—	1.1					—	—	—	—
Non-US GAAP, net sales, excluding precious metal content	$310.7	$457.1	$283.3	$1,051.1	(14.7%)	4.6%	1.4%	(2.7%)	$364.3	$437.0	$279.4	$1,080.7
Foreign exchange impact					0.4%	(4.3%)	(6.1%)	(3.2%)
Constant currency growth					(15.1%)	8.9%	7.5%	0.5%
Acquisitions					1.2%	0.2%	0.4%	0.6%
Internal sales growth					(16.3%)	8.7%	7.1%	(0.1%)
(a) Represents an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards to make the 2018 and 2017 non-US GAAP results comparable.

	Year Ended December 31, 2018				2018 Growth				Year Ended December 31, 2017
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$1,269.7	$1,665.8	$1,050.8	$3,986.3	(7.5%)	3.7%	3.6%	(0.2%)	$1,372.5	$1,606.2	$1,014.7	$3,993.4
Less: precious metal content of sales	5.1	28.7	3.4	37.2					5.7	31.0	3.8	40.5
Net sales, excluding precious metal content	1,264.6	1,637.1	1,047.4	3,949.1	(7.5%)	3.9%	3.6%	(0.1%)	1,366.8	1,575.2	1,010.9	3,952.9
Acquisition/merger related adjustments (a)	6.4	—	—	6.4					4.0	—	—	4.0
Non-US GAAP, net sales, excluding precious metal content	$1,271.0	$1,637.1	$1,047.4	$3,955.5	(7.3%)	3.9%	3.6%	—%	$1,370.8	$1,575.2	$1,010.9	$3,956.9
Foreign exchange impact					—%	3.6%	(0.9%)	1.3%
Constant currency growth					(7.3%)	0.3%	4.5%	(1.3%)
Acquisitions					0.9%	0.3%	0.4%	0.5%
Internal sales growth					(8.2%)	—%	4.1%	(1.8%)
(a) For 2018, amounts represent an adjustment to reflect deferred revenue and for 2017, amounts represents an adjustment to reflect deferred subscription and warranty revenue which was eliminated under business combination accounting standards to make the non-US GAAP results comparable for both years.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended December 31, 2018			Q4 2018 Growth			Three Months Ended December 31, 2017
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$583.3	$476.4	$1,059.7	(7.4%)	3.4%	(2.9%)	$630.2	$460.8	$1,091.0
Less: precious metal content of sales	9.7	—	9.7				10.3	—	10.3
Net sales, excluding precious metal content	573.6	476.4	1,050.0	(7.5%)	3.4%	(2.8%)	619.9	460.8	1,080.7
Acquisition related adjustments (a)	—	1.1	1.1				—	—	—
Non-US GAAP, net sales, excluding precious metal content	$573.6	$477.5	$1,051.1	(7.4%)	3.6%	(2.7%)	$619.9	$460.8	$1,080.7
Foreign exchange impact				(3.4%)	(3.1%)	(3.2%)
Constant currency growth				(4.0%)	6.7%	0.5%
Acquisitions				0.1%	1.3%	0.6%
Internal sales growth				(4.1%)	5.4%	(0.1%)
(a) Represents an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards to make the 2018 and 2017 non-US GAAP results comparable.

	Year Ended December 31, 2018			2018 Growth			Year Ended December 31, 2017
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$2,135.6	$1,850.7	$3,986.3	(3.0%)	3.2%	(0.2%)	$2,200.8	$1,792.6	$3,993.4
Less: precious metal content of sales	37.2	—	37.2				40.5	—	40.5
Net sales, excluding precious metal content	2,098.4	1,850.7	3,949.1	(2.9%)	3.2%	(0.1%)	2,160.3	1,792.6	3,952.9
Acquisition/merger related adjustments (a)	—	6.4	6.4				4.0	—	4.0
Non-US GAAP, net sales, excluding precious metal content	$2,098.4	$1,857.1	$3,955.5	(3.0%)	3.6%	—%	$2,164.3	$1,792.6	$3,956.9
Foreign exchange impact				1.2%	1.3%	1.3%
Constant currency growth				(4.2%)	2.3%	(1.3%)
Acquisitions				—%	1.1%	0.5%
Internal sales growth				(4.2%)	1.2%	(1.8%)
(a) For 2018, amounts represent an adjustment to reflect deferred revenue and for 2017, amounts represents an adjustment to reflect deferred subscription and warranty revenue which was eliminated under business combination accounting standards to make the non-US GAAP results comparable for both years.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	US GAAP								NON-US GAAP
	Three Months Ended December 31, 2018	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-US GAAP Adjustments	Income Tax Related Adjustments	Total Non-US GAAP Adjustments	Three Months Ended December 31, 2018

NET SALES	$1,059.7	—	—	1.1	—	—	—	$1.1	$1,060.8
NET SALES, excluding precious metals	1,050.0	—	—	1.1	—	—	—	1.1	1,051.1
GROSS PROFIT	524.8	29.5	14.8	2.6	—	—	—	46.9	571.7
% OF NET SALES, excluding precious metals	50.0%								54.4%
SG&A EXPENSES	433.2	(18.7)	(15.5)	(3.4)	—	—	—	(37.6)	395.6
% OF NET SALES, excluding precious metals	41.3%								37.6%
RESTRUCTURING AND OTHER COSTS	9.8	—	(9.8)	—	—	—	—	(9.8)	—
INCOME FROM OPERATIONS	81.8	48.2	40.1	6.0	—	—	—	94.3	176.1
% OF NET SALES, excluding precious metals	7.8%								16.8%
NET INTEREST AND OTHER EXPENSE	4.4	—	—	(0.2)	0.9	—	—	0.7	5.1
PRE-TAX INCOME	77.4	48.2	40.1	6.2	(0.9)	—	—	93.6	171.0
INCOME TAXES	75.9	—	—	—	—	13.8	(48.8)	(35.0)	40.9
% OF PRE-TAX INCOME	98.1%								23.9%
LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(0.3)							—	(0.3)
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$1.8							$128.6	$130.4
% OF NET SALES, excluding precious metals	0.2%								12.4%
EARNINGS PER SHARE - DILUTED	$0.01							$0.57	$0.58

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	US GAAP								NON-US GAAP
	Three Months Ended December 31, 2017	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-US GAAP Adjustments	Income Tax Related Adjustments	Total Non-US GAAP Adjustments	Three Months Ended December 31, 2017

NET SALES	$1,091.0	—	—	—	—	—	—	$—	$1,091.0
NET SALES, excluding precious metals	1,080.7	—	—	—	—	—	—	—	1,080.7
GROSS PROFIT	593.3	29.3	3.1	1.6	0.6	—	—	34.6	627.9
% OF NET SALES, excluding precious metals	54.9%								58.1%
SG&A EXPENSES	421.9	(19.4)	(10.6)	0.3	(1.2)	—	—	(30.9)	391.0
% OF NET SALES, excluding precious metals	39.0%								36.2%
GOODWILL IMPAIRMENT	558.0	—	(558.0)	—	—	—	—	(558.0)	—
RESTRUCTURING AND OTHER COSTS	319.8	—	(319.8)	—	—	—	—	(319.8)	—
(LOSS) INCOME FROM OPERATIONS	(706.4)	48.7	891.5	1.3	1.8	—	—	943.3	236.9
% OF NET SALES, excluding precious metals	(65.4%)								21.9%
NET INTEREST AND OTHER EXPENSE	6.5	—	1.4	(0.2)	2.1	—	—	3.3	9.8
PRE-TAX (LOSS) INCOME	(712.9)	48.7	890.1	1.5	(0.3)	—	—	940.0	227.1
INCOME TAXES	(62.7)	—	—	—	—	109.1	(9.0)	100.1	37.4
% OF PRE-TAX (LOSS) INCOME	8.8%								16.5%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	0.2							—	0.2
NET (LOSS) INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$(650.4)							$839.9	$189.5
% OF NET SALES, excluding precious metals	(60.2%)								17.5%
EARNINGS PER SHARE - DILUTED	$(2.85)							$3.67	$0.82

Shares used in calculating diluted US GAAP net loss per share									228.6
Shares used in calculating diluted non-US GAAP net income per share									231.9

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	US GAAP									NON-US GAAP
	Twelve Months Ended December 31, 2018	Amortization of Purchased Intangible Assets	Gain on Sale of Marketable Securities	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-US GAAP Adjustments	Income Tax Related Adjustments	Total Non-US GAAP Adjustments	Twelve Months Ended December 31, 2018

NET SALES	$3,986.3	—	—	—	6.4	—	—	—	$6.4	$3,992.7
NET SALES, excluding precious metals	3,949.1	—	—	—	6.4	—	—	—	6.4	3,955.5
GROSS PROFIT	2,067.8	119.2	—	21.0	12.6	—	—	—	152.8	2,220.6
% OF NET SALES, excluding precious metals	52.4%									56.1%
SG&A EXPENSES	1,719.1	(78.7)	—	(25.3)	(8.7)	—	—	—	(112.7)	1,606.4
% OF NET SALES, excluding precious metals	43.5%									40.6%
GOODWILL IMPAIRMENT	1,085.8	—	—	(1,085.8)	—	—	—	—	(1,085.8)	—
RESTRUCTURING AND OTHER COSTS	221.0	—	—	(221.0)	—	—	—	—	(221.0)	—
(LOSS) INCOME FROM OPERATIONS	(958.1)	197.9	—	1,353.1	21.3	—	—	—	1,572.3	614.2
% OF NET SALES, excluding precious metals	(24.3%)									15.5%
NET INTEREST AND OTHER EXPENSE	0.3	—	44.1	—	(1.5)	(14.5)	—	—	28.1	28.4
PRE-TAX (LOSS) INCOME	(958.4)	197.9	(44.1)	1,353.1	22.8	14.5	—	—	1,544.2	585.8
INCOME TAXES	52.5	—	—	—	—	—	130.2	(51.5)	78.7	131.2
% OF PRE-TAX (LOSS) INCOME	(5.5%)									22.4%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	0.1								—	0.1
NET (LOSS) INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$(1,011.0)								$1,465.5	$454.5
% OF NET SALES, excluding precious metals	(25.6%)									11.5%
EARNINGS PER SHARE - DILUTED	$(4.51)								$6.52	$2.01

Shares used in calculating diluted US GAAP net loss per share										224.3
Shares used in calculating diluted non-US GAAP net income per share										226.0

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	US GAAP								NON-US GAAP
	Twelve Months Ended December 31, 2017	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-US GAAP Adjustments	Income Tax Related Adjustments	Total Non-US GAAP Adjustments	Twelve Months Ended December 31, 2017

NET SALES	$3,993.4	—	—	4.0	—	—	—	$4.0	$3,997.4
NET SALES, excluding precious metals	3,952.9	—	—	4.0	—	—	—	4.0	3,956.9
GROSS PROFIT	2,188.5	110.6	3.7	17.6	2.5	—	—	134.4	2,322.9
% OF NET SALES, excluding precious metals	55.4%								58.7%
SG&A EXPENSES	1,674.7	(78.5)	(40.1)	(20.1)	(4.5)	—	—	(143.2)	1,531.5
% OF NET SALES, excluding precious metals	42.4%								38.7%
GOODWILL IMPAIRMENT	1,650.9	—	(1,650.9)	—	—	—	—	(1,650.9)	—
RESTRUCTURING AND OTHER COSTS	425.2	—	(425.2)	—	—	—	—	(425.2)	—
(LOSS) INCOME FROM OPERATIONS	(1,562.3)	189.1	2,119.9	37.7	7.0	—	—	2,353.7	791.4
% OF NET SALES, excluding precious metals	(39.5%)								20.0%
NET INTEREST AND OTHER EXPENSE	41.2	—	0.6	(0.8)	2.1	—	—	1.9	43.1
PRE-TAX (LOSS) INCOME	(1,603.5)	189.1	2,119.3	38.5	4.9	—	—	2,351.8	748.3
INCOME TAXES	(53.2)	—	—	—	—	199.8	(16.2)	183.6	130.4
% OF PRE-TAX (LOSS) INCOME	3.3%								17.4%
LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(0.3)							—	(0.3)
NET (LOSS) INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$(1,550.0)							$2,168.2	$618.2
% OF NET SALES, excluding precious metals	(39.2%)								15.6%
EARNINGS PER SHARE - DILUTED	$(6.76)							$9.42	$2.66

Shares used in calculating diluted US GAAP net loss per share									229.4
Shares used in calculating diluted non-US GAAP net income per share									232.7